TIDAL TRUST II N-1A

Exhibit 99(g)(i)(21)

TWENTY-FIRST AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS TWENTY-FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of July 7, 2022, as amended (the “Agreement”), is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	YieldMaxTM Ether Option Income Strategy ETF
●	Defiance Large Cap ex-Mag 7 ETF
●	STKD Bitcoin & Gold ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	9/5/2024	Date:	9/12/2024

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Blueprint Chesapeake Multi-Asset Trend ETF Cambria Chesapeake Pure Trend ETF
Carbon Collective Climate Solutions U.S. Equity ETF
Carbon Collective Short Duration Green Bond ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
Clockwise Core Equity & Innovation ETF CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
CoreValues Alpha America’s Digital Growth ETF CoreValues Alpha Greater China Growth ETF

CoreValues Alpha India Growth ETF

Defiance Daily Target 2X Long Ether ETF

Defiance Daily Target 1.5X Short MSTR ETF

Defiance Daily Target 2X Long Carbon ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long Lithium ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 1.75X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Daily Target 2X Short Ether ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF
Defiance Gold Enhanced Options Income ETF Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance Nasdaq 100 Income Target ETF
Defiance Oil Enhanced Options Income ETF Defiance R2000 Enhanced Options Income ETF
Defiance R2000 Income Target ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance S&P 500 Income Target ETF Defiance Silver Enhanced Options Income ETF
Defiance Treasury Alternative Yield ETF
Defiance Treasury Enhanced Options Income ETF Defiance Large Cap ex-Mag 7 ETF DGA Core Plus Absolute Return ETF
Even Herd Long Short ETF
Grizzle Growth ETF
Hilton Small-MidCap Opportunity ETF
iREIT® - MarketVector Quality REIT Index ETF
Nicholas Fixed Income Alternative ETF Nicholas Global Equity and Income ETF

Octane All-Cap Value Energy ETF
Peerless Option Income Wheel ETF
Pinnacle Focused Opportunities ETF
Quantify Absolute Income ETF STKD Bitcoin & Gold ETF
Return Stacked® Bonds & Futures Yield ETF
Return Stacked® U.S. Stocks & Futures Yield ETF
Return Stacked® Bonds & Managed Futures ETF
Return Stacked® Global Stocks & Bonds ETF
Return Stacked® U.S. Stocks & Managed Futures ETF
Roundhill Generative AI & Technology ETF
Tactical Advantage ETF
The Meet Kevin Moderate ETF
The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
YieldMax™ AAPL Option Income Strategy ETF
YieldMax™ Short AAPL Option Income Strategy ETF
YieldMax™ ABNB Option Income Strategy ETF
YieldMax™ ADBE Option Income Strategy ETF
YieldMax™ AI Option Income Strategy ETF
YieldMax™ AMD Option Income Strategy ETF
YieldMax™ AMZN Option Income Strategy ETF
YieldMax™ BA Option Income Strategy ETF
YieldMax™ BIIB Option Income Strategy ETF
YieldMax™ Bitcoin Option Income Strategy ETF
YieldMax™ BRK.B Option Income Strategy ETF
YieldMax™ COIN Option Income Strategy ETF
YieldMax™ Short COIN Option Income Strategy ETF
YieldMax™ DIS Option Income Strategy ETF
YieldMax™ Gold Miners Option Income Strategy ETF
YieldMax™ GOOG Option Income Strategy ETF
YieldMax™ Innovation Option Income Strategy ETF
YieldMax™ Short Innovation Option Income Strategy ETF
YieldMax™ INTC Option Income Strategy ETF
YieldMax™ JPM Option Income Strategy ETF
YieldMax™ KWEB Option Income Strategy ETF
YieldMax™ META Option Income Strategy ETF
YieldMax™ MRNA Option Income Strategy ETF
YieldMax™ MSFT Option Income Strategy ETF
YieldMax™ Short N100 Option Income Strategy ETF
YieldMax™ NFLX Option Income Strategy ETF
YieldMax™ NKE Option Income Strategy ETF
YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF
YieldMax™ ORCL Option Income Strategy ETF
YieldMax™ PYPL Option Income Strategy ETF
YieldMax™ ROKU Option Income Strategy ETF
YieldMax™ SNOW Option Income Strategy ETF
YieldMax™ SQ Option Income Strategy ETF
YieldMax™ TGT Option Income Strategy ETF
YieldMax™ TLT Option Income Strategy ETF
YieldMax™ TSLA Option Income Strategy ETF
YieldMax™ Short TSLA Option Income Strategy ETF
YieldMax™ XBI Option Income Strategy ETF
YieldMax™ XOM Option Income Strategy ETF
YieldMax™ ZM Option Income Strategy ETF
YieldMax™ MSTR Option Income Strategy ETF
YieldMax™ Ultra Option Income Strategy ETF
YieldMax™ Magnificent 7 Fund of Option Income ETFs
YieldMax™ Universe Fund of Option Income ETFs
YieldMax™ BABA Option Income Strategy ETF
YieldMax™ CVNA Option Income Strategy ETF
YieldMax™ DKNG Option Income Strategy ETF
YieldMax™ HOOD Option Income Strategy ETF
YieldMax™ JD Option Income Strategy ETF
YieldMax™ MARA Option Income Strategy ETF
YieldMax™ PDD Option Income Strategy ETF
YieldMax™ PLTR Option Income Strategy ETF
YieldMax™ RBLX Option Income Strategy ETF
YieldMax™ SHOP Option Income Strategy ETF
YieldMax™ SMCI Option Income Strategy ETF
YieldMax™ TSM Option Income Strategy ETF YieldMax™ Ether Option Income Strategy ETF